Exhibit 99.1

                  ADVO Reports Third Quarter Results

    WINDSOR, Conn.--(BUSINESS WIRE)--Aug. 2, 2006--ADVO, Inc. (NYSE:
AD) today reported that revenue for its third fiscal quarter ended July 1, 2006 was $386.8 million versus $353.6 million in the prior year quarter, and operating income was $12.7 million versus $22.4 million in the prior year quarter. Diluted E.P.S. was $0.22 versus $0.41 in the prior year quarter. The third fiscal quarter of 2006 contained a planned extra week versus the prior year period due to the Company's 52/53 week fiscal year.
    Both this year's third quarter and the prior year's third quarter contained certain non-recurring costs. Included in the third fiscal quarter of 2006 was a charge of $0.03 in E.P.S. related to the previously announced closure of its Memphis production facility, the new newspaper agreement in Southern California, and the outsourcing of its graphics print services. The Company also incurred expenses of approximately $0.05 in E.P.S. related to its anticipated merger with Valassis. In addition to these non-recurring costs, the Company incurred additional expenses of $0.03 in E.P.S. year-over-year related to the adoption of FAS123(R). The prior year period E.P.S. included a charge of $0.07 per share related to an organizational realignment. The chart below details third quarter E.P.S. impacts for both years.
    Third quarter fiscal 2006 distribution expense and print and paper expense as a percent of revenue increased 3.2 percentage points and
0.3 percentage points, respectively. All other costs of sales netted no change as a percent of revenue, resulting in a gross margin decrease of 3.5 percentage points of revenue. SG&A for the third quarter increased $4.4 million, or 6.8%, which was a 0.4 percentage point improvement as a percent of revenue. Third quarter fiscal 2006 operating income as a percent of revenue declined 3.1 percentage points versus the prior year period. The Company's margins were negatively impacted by costs associated with the transition to the new order entry system during the quarter, which the Company estimates to be in the range of $0.06-$0.09 in E.P.S.
    The Company's shared advertising packages grew 8.9% to 1.1 billion (up 2.7% after adjusting the fiscal calendar to the comparable prior year period). Pieces per package were 8.4, down 0.2%. Total shared advertising piece volumes grew 8.6% to 9.5 billion (up 3.1% after adjusting the fiscal calendar to the comparable prior year period). Revenue per piece declined 1.9% driven by declines in ShopWise(R) Wrap revenue and lighter grocery circulars. Total zone products (ShopWise(R) Wrap and Missing Child Card) revenue declined $5 million year-over-year after adjusting the fiscal calendar to the comparable prior year period, an improvement versus the $7 million year-over-year decline in the second fiscal quarter.
    Scott Harding, ADVO's Chief Executive Officer stated, "We have successfully converted to our new order entry system during the quarter. This is an accomplishment that has been four years in the making. I am proud of the tremendous efforts given by ADVO associates across the organization to overcome the normal challenges associated with the implementation of an enterprise wide system and successfully go live. As we put this system transition behind us, we are confident in our ability to gain focus and momentum in our core business operations as we close fiscal 2006 and move into fiscal 2007."
    Mr. Harding went on to state, "We are working closely with Valassis to develop and, after closing, execute a successful integration of the two companies. This merger will create a diversified company, combining complementary capabilities, product and service offerings and clients. The combined Company will be well positioned for future growth with an expanded product portfolio which can serve the diverse media needs in today's marketplace. We are excited about the opportunities this will bring for employees, shareholders and clients as we create the nation's largest integrated media solutions provider."
    The Company will hold an analyst conference call to discuss its third quarter earnings today at 5:15-6:00 p.m. ET. The call in number is 1-800-818-5264, and the replay number is 1-888-203-1112 (access code #4270918). The replay will be available until midnight August 25, 2006. The call will also be available via webcast through the Investor Relations section of ADVO's website at www.advo.com.


Key Statistics - Fiscal 2006 Results and Growth vs. Fiscal 2005

                                    1Q06     2Q06     3Q06     YTD06
                                  -------- -------- -------- ---------

Advertising Packages (millions)   1,041.0  1,072.6  1,125.9   3,239.5
Advertising Package Growth           -0.5%     3.3%     8.9%      3.8%

Pieces per Package                   8.35     8.36     8.41      8.37
Pieces per Package Growth             5.6%     2.7%    -0.2%      2.6%

Advertising Pieces (millions)     8,689.8  8,962.7  9,467.8  27,120.3
Advertising Pieces Growth             5.1%     6.0%     8.6%      6.6%

Revenue per Thousand Pieces        $38.12   $35.62   $36.71    $36.80
Revenue per Thousand Pieces Growth   -2.4%    -3.7%    -1.9%     -2.7%

% Underweight                        20.7%    23.5%    23.3%     22.6%
Percentage Point Improvement        2.1pp   -0.1pp   -1.1pp     0.2pp


Diluted Earnings per Share: Reconciliation of The Pro Forma Impact of the Adoption of FAS123(R) and Other One-time Charges*

                                                 Three Months Ended
                                               -----------------------
                                                 July 1,    June 25,
                                                  2006        2005
                                               ----------- -----------
Diluted Earnings per share - As Reported       $     0.22  $     0.41
Realignment charge (3Q05)                              --        0.07
Severance expense (3Q06 Strategic Initiatives)       0.03          --
Merger related expenses                              0.05          --
Incremental expense related to adoption of
 FAS123(R)                                           0.03          --
                                                ----------  ----------
Diluted Earnings per share - Pro Forma **      $     0.33  $     0.48
                                                ==========  ==========

* This non-GAAP financial measure reconciliation is provided because 3Q06 as reported E.P.S. includes incremental expenses the Company incurred as a result of various strategic initiatives and the adoption of new accounting rules related to FAS123(R). 3Q05 as reported E.P.S. includes a charge related to an organizational realignment. Management believes that reconciling E.P.S. in this manner facilitates comparisons to prior period results and assists securities analysts and others when comparing actual results to their expectations. The above non-GAAP E.P.S. calculation should not be considered a substitute for GAAP E.P.S.

** This non-GAAP financial measure does not adjust for estimated margin impact of $0.06-$0.09 in E.P.S. related to the transition to the Company's new order entry system in 3Q06.

*T

    This press release may contain certain statements regarding ADVO's business outlook, prospects, future economic performance, anticipated profitability, revenues, expenses or other financial items, future contracts, market opportunities and other statements that are not historical facts, such statements are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, each as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties which could cause ADVO's actual results to differ materially from those in the forward looking statements. ADVO's business is promotional in nature, and ADVO serves its clients on a "just in time" basis. As a result, fluctuations in the amount, timing, pages, weight, and kinds of advertising pieces can vary significantly from period to period, depending on its customers' promotional needs, inventories, and other factors. In any particular period these transactional fluctuations are difficult to predict, and can materially affect ADVO's revenue and profit results. ADVO's business contains additional risks and uncertainties which include, but are not limited to: general changes in customer demand and pricing; the possibility of consolidation in the retail sector; the impact of economic or political conditions on advertising spending and ADVO's distribution system; postal and paper prices; possible governmental regulation or legislation affecting aspects of ADVO's business; the efficiencies achieved with technology upgrades; fluctuations in interest rates; the ability and timing for the closing conditions to be satisfied in connection with ADVO's merger agreement with Valassis and other general economic factors.

    ADVO is the nation's leading direct mail media company, with annual revenues of nearly $1.4 billion. Serving 17,000 national, regional and local retailers, the company reaches 114 million households, more than 90% of the nation's homes, with its ShopWise(R) shared mail advertising.
    The company's industry-leading targeting technology, coupled with its unparalleled logistics capabilities, enable retailers seeking superior return on investment to target, version and deliver their print advertising directly to consumers most likely to respond.
    Demonstrating ADVO's effectiveness as a print medium, the company's "Have You Seen Me? (R)" missing child card, distributed with each ShopWise(R) package, is the most recognized mail in America. This signature public service program has been responsible for safely recovering 142 children. The program was created in partnership with the National Center for Missing & Exploited Children and the U.S. Postal Service in 1985.
    ADVO employs 3,700 people at its 24 mail processing facilities, 33 sales offices and headquarters in Windsor, CT. The company can be visited online at www.ADVO.com.


                              ADVO, Inc.
           Consolidated Statements of Operations (Unaudited)
                 (In thousands, except per share data)

                            Three months ended    Nine months ended
                            ------------------ -----------------------
                             July 1,  June 25,   July 1,    June 25,
                              2006      2005      2006        2005
                            --------- -------- ----------- -----------

Revenues                    $386,753  $353,642 $1,099,759  $1,042,459

Cost of sales                304,101   265,723    860,282     795,122

Selling, general and
 administrative               69,928    65,497    195,842     192,307
                            --------- -------- ----------- -----------

Operating income              12,724    22,422     43,635      55,030

Interest expense              (2,619)   (1,798)    (6,685)     (5,038)
Equity earnings in joint
 ventures                        787       405      2,352       1,478
Other income (expense), net      102       (58)       190        (338)
                            --------- -------- ----------- -----------
Income before income taxes    10,994    20,971     39,492      51,132

Provision for income taxes     4,038     7,952     15,066      19,574
                            --------- -------- ----------- -----------

Net income                  $  6,956  $13,019  $  24,426   $   31,558
                            ========= ======== =========== ===========


Basic earnings per share    $   0.22  $   0.42 $     0.78  $     1.02
                            ========= ======== =========== ===========

Diluted earnings per share  $   0.22  $   0.41 $     0.78  $     1.01
                            ========= ======== =========== ===========


Dividends declared per
 share                      $   0.11  $   0.11 $     0.33  $     0.33
                            ========= ======== =========== ===========


 Weighted average basic
  shares                      31,421    31,083     31,344      30,932
 Weighted average diluted
  shares                      31,531    31,407     31,513      31,330


                              ADVO, Inc.
                      Consolidated Balance Sheets
                   (In thousands, except share data)

                                              July 1,    September 24,
                                                2006         2005
                                            ------------ -------------
ASSETS                                      (Unaudited)
Current assets:
     Cash and cash equivalents              $    21,551  $     46,238
     Accounts receivable, net                   239,576       162,542
     Inventories                                  4,317         2,500
     Prepaid postage                                889        10,747
     Prepaid expenses and other current
      assets                                      7,834         6,360
     Federal income taxes receivable                 --         2,884
     Deferred income taxes                       13,599        10,996
                                            ------------ -------------
        Total current assets                    287,766       242,267

Property, plant and equipment                   445,277       420,738
Less accumulated depreciation and
 amortization                                  (249,117)     (226,735)
                                            ------------ -------------
   Net property, plant and equipment            196,160       194,003

Investment in deferred compensation plan         15,920        15,134
Goodwill                                         22,880        22,824
Other assets                                      3,655         4,502
                                            ------------ -------------
TOTAL ASSETS                                $   526,381  $    478,730
                                            ============ =============

LIABILITIES
Current liabilities:
    Current portion of long-term debt            21,000            --
    Accounts payable                             49,642        55,276
    Accrued compensation and benefits            26,103        27,919
    Customer advances                            13,828         7,302
    Federal and state income taxes payable        2,356           325
    Other current liabilities                    25,985        25,468
                                            ------------ -------------
        Total current liabilities               138,914       116,290

Long-term debt                                  123,199       124,867
Deferred income taxes                            26,774        29,641
Deferred compensation plan                       16,806        16,172
Other liabilities                                12,430         6,475

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value
    (Authorized 5,000,000 shares, none
     issued)                                        ---           ---
Common stock, $.01 par value (Authorized
    80,000,000 shares, issued 32,039,693
    and 31,719,419 shares, respectively)            320           317
Additional paid-in capital                      185,596       180,510
Unamortized deferred compensation                    --        (3,846)
Accumulated earnings                             31,189        17,182
Less shares of common stock held in
 treasury at cost                                (8,887)       (8,124)
Less shares of common stock held in
 deferred compensation trust                       (885)       (1,038)
Accumulated other comprehensive income              925           284
                                            ------------ -------------
     Total stockholders' equity                 208,258       185,285
                                            ------------ -------------

TOTAL LIABILITIES & STOCKHOLDERS'
          EQUITY                            $   526,381  $    478,730
                                            ============ =============


                              ADVO, Inc.
           Consolidated Statements of Cash Flows (Unaudited)
                            (In thousands)

                                                    Nine Months Ended
                                                   -------------------
                                                    July 1,  June 25,
                                                     2006      2005
                                                   --------- ---------

Cash flows from operating activities:
  Net income                                       $ 24,426  $ 31,558
Adjustments to reconcile net income to net cash
 flows (used) provided by operating activities:
  Depreciation                                       31,541    28,644
  Stock-based compensation                            5,867     1,947
  Amortization of debt issue costs                      415       416
  Deferred income taxes                              (5,795)    4,930
  Provision for bad debts                             4,609     6,327
  Equity earnings from joint ventures                (2,352)   (1,478)
  Other                                                 (40)       34
Change in operating assets and liabilities,
  net of effects of acquisitions:
  Accounts receivable                               (81,772)  (25,874)
  Inventories                                        (1,816)     (303)
  Prepaid postage                                     9,857       (10)
  Prepaid expenses and other current assets          (1,471)   (2,195)
  Investment in deferred compensation plan               50      (296)
  Other assets                                          500     1,581
  Accounts payable                                   (5,486)   (8,895)
  Accrued compensation and benefits                  (1,825)    1,575
  Deferred compensation plan                            (50)      296
  Customer advances                                   6,523    (3,560)
  Federal and state income taxes payable              4,786     1,985
  Other liabilities                                   5,614    (1,390)
  Distributions from equity joint ventures            2,284     1,583
                                                   --------- ---------
Net cash (used) provided by operating activities     (4,135)   36,875

Cash flows from investing activities:
  Expenditures for property, plant and equipment (34,156) (30,992) Proceeds from disposals of property, plant and
   equipment                                            504     1,722
                                                   --------- ---------
Net cash used by investing activities               (33,652)  (29,270)


Cash flows from financing activities:
  Revolver line credit - net                         21,000       ---
  Proceeds from exercise of stock options             2,713    10,281
  Tax benefit from stock transactions                   486       ---
  Treasury stock transactions related to stock
   awards                                              (762)   (1,400)
  Cash dividends paid                               (10,408)  (10,220)
                                                   --------- ---------
Net cash provided (used) by financing activities     13,029    (1,339)

Effect of exchange rate changes on cash and cash
 equivalents                                             71        41

Change in cash and cash equivalents                 (24,687)    6,307

Cash and cash equivalents at beginning of period     46,238    30,284
                                                   --------- ---------

Cash and cash equivalents at end of period         $ 21,551  $ 36,591
                                                   ========= =========

    CONTACT: ADVO, Inc.
             Investors:
             Chris Hutter, 860-285-6424
             or
             Media:
             Pam Kueber, 860-298-5797